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                                                                     EXHIBIT 5.1


                         [ALSTON & BIRD LLP LETTERHEAD]

                                 July 31, 1998


First Charter National Bank
22 Union Street
Concord, North Carolina 28025


     Re:  First Charter Corporation
          Registration Statement on Form S-4

Ladies and Gentlemen:


     We have acted as special counsel for First Charter Corporation, a North Carolina corporation ("FCC"), in connection with the merger between FCC and HFNC Financial Corp., a North Carolina corporation ("HFNC") (the "Merger"), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of July 29, 1998, by and between FCC and HFNC, and in connection with the registration of common stock, no par value, of FCC ("FCC Common Stock") on Form S-4 under the Securities Act of 1933, as amended. The Merger provides for issuance of up to a maximum 10,680,660 shares of FCC Common Stock upon consummation of the Merger.

     We have examined and are familiar with the registration statement on Form S-4 of FCC filed with the Securities and Exchange Commission on this date (the "Registration Statement"). We have examined and are familiar with the Articles of Incorporation and Bylaws of FCC and the proceedings taken by the FCC Board of Directors in connection with the Merger, and we have examined such other documents and records as we have deemed relevant for purposes of rendering this opinion.

     Based on the foregoing it is our opinion that upon satisfaction of the conditions precedent to consummation of the Merger, or waiver of such conditions capable of being waived, and upon consummation of the Merger, the shares of FCC Common Stock issued pursuant to the Merger in accordance with the Agreement will be duly authorized, validly issued, fully paid, and non-assessable under the North Carolina Business Corporation Act.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Alston & Bird LLP under the caption "Opinions" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement.


                         Very truly yours,


                         /s/ ALSTON & BIRD LLP